Exhibit 10.4

AXIS CAPITAL HOLDINGS LIMITED

2007 LONG-TERM EQUITY COMPENSATION PLAN

Director Restricted Stock Unit Agreement

You (the “Participant”) have been granted an award of Restricted Stock Units (the “Award”) with a value based on ordinary shares, par value $0.0125 per share (“Shares”), of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), pursuant to the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan (the “Plan”).  The date of grant of the Award (the “Award Date”) and the number of Shares subject to the Award (the “Award Shares”) are as set forth in your restricted stock unit account maintained on the Smith Barney Benefit Access website or such other website as may be designated by the Board (“Benefit Access”).  This Award constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered to you) on the terms and conditions set forth herein the Award Shares.

By your acceptance of the grant of the Award on Benefit Access, you agree that the Award is granted under and governed by the terms and conditions of the Plan and this Restricted Stock Unit Agreement (the “Agreement”).

1.                                      GRANT OF RESTRICTED STOCK UNITS.

(a)                                  Award.  On the terms and conditions set forth in this Agreement, the Company hereby grants to the Participant on the Award Date the Award.

(b)                                  Plan and Defined Terms.  The Award is granted pursuant to the Plan, a copy of which the Participant acknowledges having received.  The terms and provisions of the Plan are incorporated into this Agreement by this reference.  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2.                                      PERIOD OF RESTRICTION.

The Restricted Stock Units subject to the Award shall be restricted during the period (the “Period of Restriction”) commencing on the Award Date and expiring on the first to occur of:

(a)                                  The date six months after the Award Date;

(b)                                  The Participant’s Retirement, death or permanent Disability; or

(c)                                  A Change in Control, unless a provision is made in connection with the Change of Control for the assumption of or substitution for Awards previously granted.

3.                                      ISSUANCE OF SHARES.

Subject to the Participant’s continued service with the Company during the Period of Restriction, the Company shall deliver to the Participant promptly following the close of the Period of Restriction the Award Shares.  In the event that the Participant’s service terminates for any reason prior to close of the Period of Restriction (except as described in Section 2(b)), the Award will immediately terminate and the Company will have no further obligation or liability to the Participant.  Subject to Section 4, any Award Shares issued to the Participant generally shall have the rights and privileges of a shareholder of the Company as to such Shares.

4.                                      RESTRICTIONS, VOTING RIGHTS AND DIVIDEND EQUIVALENTS.

(a)                                  Restrictions.  The Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated at any time.

(b)                                  Voting Rights.  Prior to the delivery of Award Shares pursuant to this Agreement, the Participant shall not be entitled to exercise any voting rights with respect to the Restricted Stock Units (or the Award Shares) and, except as provided in Section 4(c), shall not be entitled to receive dividends or other distributions with respect to the Award Shares.

(c)                                  Dividend Equivalents.  Dividend equivalents may be paid to the Participant with respect to the Award Shares during the Period of Restriction as determined from time to time by the Board.  Any dividend equivalents paid with respect to the Award Shares during the Period of Restriction will be held by the Company, or a depository appointed by the Board, for the Participant’s account, and interest may be paid on the amount of cash dividend equivalents held at a rate and subject to such terms as may be determined by the Board.  All cash or share dividend equivalents so held, and any interest so paid, shall be payable at the same time as the Award Shares are delivered as set forth in Section 3 and shall be forfeited and shall not be paid in the event the Award is terminated as set forth in Section 3.

5.                                      RESTRICTIONS ON TRANSFER.

(a)                                  Transfer Restrictions.  Regardless of whether the offering and sale of Shares under the Plan have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or otherwise, the Company, in its sole discretion, may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Company’s Bye-Laws, the Securities Act, the U.S. Securities Exchange Act of 1934, as amended, the securities laws of any country or state or any other applicable law, rule or regulation.

(b)                                  Legends.  All certificates evidencing Award Shares issued under this Agreement shall bear such restrictive legends as are required or deemed advisable by the Company under the provisions of any applicable law, rule or regulation (including to reflect any restrictions to which you may be subject under any applicable securities laws).  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Award Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

6.                                      MISCELLANEOUS PROVISIONS.

(a)                                  Bye-Laws.  All Shares acquired pursuant to this Agreement shall be subject to any applicable restrictions contained in the Company’s Bye-Laws.

(b)                                  No Retention Rights.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Affiliate on whose board the Participant serves or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason in accordance with applicable law, rule or regulation and the Company’s Bye-Laws.

(c)                                  Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon delivery by hand, upon delivery by reputable express courier or, if the recipient is located in the United States, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided in writing to the Company.

(d)                                  Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of Bermuda.

(e)                                  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)                                    Modification or Amendment.  This Agreement may be amended or modified by the Board; provided that any amendment or modification that would adversely effect the Participant’s rights with respect to the Award must be made by written agreement executed by the parties hereto; and provided, that the adjustments permitted pursuant to Section 4(b) and 7(c) of the Plan may be made without such written agreement.

(g)                                 Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.